                                                                     EXHIBIT 2

                             SHAREHOLDER AGREEMENT
                             ---------------------


          SHAREHOLDER AGREEMENT (the "Agreement") made as of February 28, 1997, by and among JOTAN, INC., a Florida corporation (the "Company"), the
                                                      -------
SHAREHOLDERS of the Company listed on the signature pages hereof (individually and collectively, as the context requires, the "Shareholder"), RICE PARTNERS II,
                                                -----------
L.P., a Delaware limited partnership ("Rice"), and F-SOUTHLAND, L.L.C., a North Carolina limited liability company ("F-Southland"), FF-SOUTHLAND, L.P., a
                                     -----------
Delaware limited partnership ("FF-Southland" and together with F-Southland, the
                               ------------
"Southland Purchasers", which, together with Rice are individually and
 --------------------
collectively, as the context requires, referred to herein as the "Purchaser"),
                                                                  ---------
F-JOTAN, L.L.C., a North Carolina limited liability company ("F-Jotan") and each
                                                              -------
of the shareholders named on the signature pages hereto (individually and collectively, as the context requires, the "Shareholder").
                                            -----------

                             W I T N E S S E T H:

          WHEREAS, each Shareholder owns beneficially and of record the number of shares or share equivalents, set forth under the signature of such Shareholder on this Agreement of the issued and outstanding capital stock of the Company;

          WHEREAS, F-Jotan, which is the owner of the 1,329,357 shares of the Series A Preferred Stock of the Company as of the date hereof, will acquire certain rights and benefits herein and in the Purchase Agreement (as defined below) in consideration of terminating certain of its existing contractual rights in respect of the Company as more fully described in Section 11.18 of this Agreement;

          WHEREAS, the Company has entered into a Note Purchase Agreement (the "Note Agreement") dated of even date with this Agreement with the Purchaser;
---------------

          WHEREAS, the Company, each Purchaser, F-Jotan and the Shareholder have entered into a Preferred Stock and Warrant Purchase Agreement (the "Purchase
                                                                    --------
Agreement") dated of even date with this Agreement with the Purchaser;
---------

          WHEREAS, the Purchaser is willing to enter into and consummate the transactions contemplated by the Note Agreement only if, among other things, the Company and the Shareholder enter into, and perform under, this Agreement and the Purchase Agreement.

          NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser, the Shareholder, and the Company, intending to be legally bound, agree as follows:

Shareholder Agreement - Page 1
---------------------

                                   Article I
                                  Definitions

          All terms used in this Agreement will have the meanings ascribed to them in the Purchase Agreement unless otherwise specifically defined in this Agreement.

          For purposes of Articles II and VII of this Agreement only, the term
                          -----------     ---
"Holder" (as defined in the Purchase Agreement) shall also mean and include
-------
F-Jotan and the term "Registrable Securities" shall mean and include the
                      ----------------------
Series A Preferred Stock and the Common Stock issuable upon conversion of the Series A Preferred Stock.

                                  Article II
                          Holders' Preemptive Rights

          2.01  Preemptive Right. The Company will not issue or sell any New
                ----------------
Securities without first complying with this Article II. The Company hereby
                                             ----------
grants to each Holder the preemptive right to purchase, pro rata, all or any
                                                        --------
part of the New Securities that the Company may, from time to time, propose to sell or issue. In the event New Securities are offered or sold as part of a unit with other New Securities, the preemptive right granted by this Article II will
                                                                ----------
apply to such units and not to the individual New Securities composing such units. Each Holder's pro rata share for purposes of Article II is the ratio that
                                                    ----------
the number of shares of Common Stock issuable to such Holder upon exercise of its Warrant and, in the case of F-Jotan, the number of shares of Common Stock issuable upon conversion of its Series A Preferred Stock, plus the number of shares of Common Stock that are Issued Warrant Shares or, in the case of F-Jotan, converted Series A Preferred Stock, owned by such Holder immediately prior to the issuance of the New Securities, bears to the sum of (x) the total number of shares of Common Stock then outstanding, plus (y) the number of shares of Common Stock issuable upon (1) exercise of all Warrants and (2) the conversion of the Series A Preferred Stock then outstanding.

          2.02  Notice to Holders. In the event the Company proposes to issue or
                -----------------
sell New Securities, it will give each Holder written notice of its intention, describing the type of New Securities and the price and terms upon which the Company proposes to issue or sell the New Securities. Each Holder will have fifteen (15) days from the date of receipt of any such notice and such information as the Holders may reasonably request to facilitate their investment decision to agree to purchase up to its respective pro rata share of the New Securities for the price (valued at Fair Market Value for any noncash consideration) and upon the terms specified in the notice by giving written notice to the Company stating the quantity of New Securities agreed to be purchased.

          2.03  Allocation of Unsubscribed New Securities. In the event a Holder
                -----------------------------------------
fails to exercise such preemptive right within such fifteen (15) day period, the other Holders, if any, will have an additional five (5) day period to purchase such Holder's portion not so agreed to be purchased in the same proportion in which such other Holders were entitled to purchase the New Securities (excluding for such purposes such nonpurchasing Holder). Thereafter, the Company will have ninety (90) days to sell the New Securities not elected to be purchased by the Holders at the same


Shareholder Agreement - Page 2
---------------------
price and upon the same terms specified in the Company's notice described in
Section 2.02. In the event the Company has not sold the New Securities within
------------
such ninety (90) day period, the Company will not thereafter issue or sell any New Securities without first offering such securities in the manner provided above.

                                  Article III
                                 Dilution Fee

          In the event that, during the term of the Warrants, the Company pays any cash dividend or makes any cash distribution to any holder of any class of its Capital Stock with respect to such Capital Stock, each Holder of the Warrants will be entitled to receive in respect of its Warrant a dilution fee in cash (the "Dilution Fee") on the date of payment of such dividend or
           ------------
distribution, which Dilution Fee will be equal to the difference between (a) the highest amount per share paid to any class of Capital Stock times the number of Issued Warrant Shares then owned by such Holder plus the number of Issuable Warrant Shares then owned by such Holder, and (b) the amount of such dividend or distribution otherwise paid to such Holder as a result of its ownership of Common Stock. This provision shall not apply to the payment of cash dividends on the Series B Preferred Stock.

                                  Article IV
                                  Put Option

          4.01 Grant of Option. The Company hereby grants to each Holder an
               ---------------
option to sell to the Company, and the Company is obligated to purchase from each Holder under such option (the "Put Option"), all (or such portion as is
                                    ----------
designated by any such Holder pursuant to Section 4.03 below) of the Put Shares,
                                          ------------
subject to Section 4.06 below. The Put Option will be effective at any time or
           ------------
times after the eighth (8th) anniversary of the date of this Agreement, or at any time or times after the occurrence of any of the following events (the "Put
                                                                            ---
Option Period"):
-------------

               (a) the payment or prepayment of all indebtedness, liabilities and obligations owing by the Company to the Purchaser under the Note Agreement;

               (b) (i) a material change in the ownership in the Company other than by Rice and the Southland Purchasers (for purposes of this subsection a "change of ownership" means the circumstance that F-Jotan shall own, directly or indirectly, five percent (5%) (subject to adjustments therein as contemplated in Section 2.08(a) (ii) and (iii) of the Purchase Agreement) less than (A) the Registrable Securities so owned by such party on the Closing Date or (B) the number of shares of issued and outstanding voting stock of the Company (without giving effect to the issuance of any shares of Common Stock under the Warrants) so owned by such party on the Closing Date, or (ii) Rice shall not have the legal right or ability, directly or through its Subsidiaries, to elect a majority of the members of the board of directors of the Company); or

               (c) except as permitted by the Senior Loan Agreement as in effect on the date hereof, a merger, consolidation, share exchange, or similar transaction involving the


Shareholder Agreement - Page 3
---------------------

          Company or sale in one or more related transactions of all or a substantial portion of the assets, business, or revenue or income generating operations of the Company or any substantial change in the type of business conducted by the Company; or

               (d) after the occurrence and during the continuance of an Event of Default (as defined in the Note Agreement) pursuant to Sections
                                                                    --------
          8.1(a), (b), (f) or (h) of the Note Agreement or any failure of the
          ------  ---  ---    ---
          Company in any material respect to perform any of its obligations hereunder or under the Purchase Agreement; provided, however, that the
                                                     --------  -------
          Put Option Period will continue with respect to such Event of Default or other failure, even after the same has been cured, if notice of exercise of the Put Option by such Holder is provided pursuant to this
          Article IV during the continuance of such Event of Default or such
          ----------
          other failure, as the case may be.

          The Company's obligations under this Article IV and the notes issued pursuant to Section 4.04 hereof are subject to the provisions of the Senior Subordination Agreement (as defined in Section 11.1 of the Note Agreement).

          4.02  Put Price. In the event that any Holder exercises the Put
                ---------
Option, the price (the "Put Price") to be paid to each such Holder pursuant to
                        ---------
this Agreement will be cash in the sum of the amount determined by multiplying the higher of (a) the Book Value or (b) the Fair Market Value per share of Common Stock as of the end of the month immediately preceding the date notice is given of the exercise of the Put Option pursuant to Section 4.03 times the
                                                    ------------
number of shares of Common Stock for which the Put Option is being exercised by such Holder plus the higher of (a) the Book Value or (b) the Fair Market Value of the Other Securities issuable upon exercise of the portion of the Warrants subject to the Put Option; provided, however, the Fair Market Value (as opposed
                           --------  -------
to the Book Value) shall only be utilized in determining such Put Price if, for the thirty (30) consecutive days prior to the exercise of the Put Option, the Common Stock has been trading on a national securities exchange as its primary market (as contemplated in clause (a) of the definition of Closing Price) with an average trading volume of at least 150,000 shares per day and an average market capitalization of the Company of at least $50,000,000 (calculated on the basis of the product of (i) the number of shares of registered Common Stock outstanding on the date of determination and (ii) the reported closing prices of Common Stock quoted on such exchange over the period of thirty (30) days prior to the date of determination).


          4.03  Exercise of Put Option. The Put Option may be exercised during
                ----------------------
the Put Option Period with respect to all or any portion of the Put Shares. Such option shall be exercised by such Holder giving notice to the Company and each other Holder during the Put Option Period of the Holder's election to exercise the Put Option, and the date of the Put Option Closing, which will be not less than fifteen (15) nor more than ninety (90) days after the date of such notice. The Company will provide each Holder desiring to exercise its Put Option the name and address of each other Holder. Notwithstanding the foregoing, if a Holder receives such notice of another Holder's exercise of such other Holder's Put Option, the Holder receiving such notice may elect to exercise its Put Option and designate a Put Option Closing simultaneous and pari passu with that of such other Holder.


Shareholder Agreement - Page 4
---------------------

          4.04  Certain Remedies.  In the event that the Company defaults in its
                ----------------
obligation to purchase all or any portion of the Put Shares upon exercise of the Put Option, in addition to any other rights or remedies of each Holder, the unpaid portion of the Put Price will bear interest at the highest rate permitted by applicable law. The Company will, upon the request of any Holder, execute and deliver to such Holder a promissory note in form and substance satisfactory to such Holder evidencing such obligation.


          4.05  Put Option Closing. The closing for the purchase and sale of all
                ------------------
or such portion of the Put Shares as to which the Holder has notified the Company of its intention to exercise the Put Option, will take place at the office of the Company on the date specified in such notice of exercise (a "Put
                                                                           ---
Option Closing"). At any Put Option Closing, to the extent applicable, the
--------------
Holder of the Put Shares will deliver the certificate or certificates evidencing the Put Shares being purchased, duly endorsed in blank. In consideration therefor, the Company will deliver to the Holder the Put Price, which will be payable in cash.


          4.06  Limitations on Puts. No Holder other than Rice may, without the
                -------------------
prior written consent of Rice, exercise its Put Option unless and until Rice shall also exercise its Put Option under this Article IV. Rice shall have the right, but not the obligation, if it does exercise its Put Option under this
Article IV, to require each other Holder, on twenty (20) days prior written notice to such Holder, to exercise such Holder's Put Option on a pro rata basis, with respect to all of the shares of Put Shares then owned, directly or indirectly, by such Holder, on the same terms and at the same Put Option Closing to be set forth in such notice.


                                   Article V
                                  Call Option

          5.01  Grant of Option. Each Holder hereby severally grants to the
                ---------------
Company an option to require such Holder to sell to the Company, and each Holder is obligated to sell to the Company under this option (the "Call Option"), all
                                                            -----------
(but not less than all) of its Warrant and its Warrant Shares. The Call Option will be effective after the sixth (6th) anniversary of the date of this Agreement (the "Call Option Period").
                ------------------

          5.02  Call Price. In the event that the Company exercises the Call
                ----------
Option, the exercise price to be paid in cash to each Holder will be equal to the Put Price determined in accordance with Section 4.02, except that the Call
                                            ------------
Option will be exercised with respect to all of the Warrants and all Warrant Shares, and will be increased by an amount in cash equal to any Excess Consideration received within one hundred eighty (180) days following the exercise of the Call Option due to an Adjustment Event.

          5.03  Exercise of Call Option. The Call Option may be exercised during
                -----------------------
the Call Option Period with respect to all of the Warrants and the Warrant Shares of the Holders, by the Company giving notice to each Holder during the Call Option Period of the election of the Company to exercise the Call Option, and the date of the Call Option Closing (as defined below), which in all events will be within at least ten (10) days after the date of such notice.


Shareholder Agreement - Page 5
---------------------

          5.04  Call Option Closing. The closing for the purchase and sale of
                -------------------
all of the Warrants and Warrant Shares that the Company has elected to purchase under this Agreement, will take place at the office of the Company, on the date specified in such notice of exercise (the "Call Option Closing"). At the Call
                                           -------------------
Option Closing, the Holders of the Warrants will deliver the Warrants and the certificate or certificates representing the Warrant Shares, duly endorsed in blank. In consideration therefor, the Company will deliver to each Holder the purchase price, which will be payable in immediately available funds.

                                  Article VI
                       First Refusal; and Co-Sale Rights

          6.01  Rights of Co-Sale. In the event that any Shareholder intends to
                -----------------
sell or transfer, directly or indirectly, any shares of any class of Capital Stock held by it to any Person other than a Related Party, each Holder will have the right to participate in such sale or transfer on the terms set forth in this
Article VI; provided, however, none of the provisions of this Agreement will
----------  --------  -------
apply to any sale by a Shareholder of shares of Capital Stock in a bona fide underwritten public offering under the Securities Act, so long as all Holders have had an opportunity to participate in such offering pursuant to the registration rights under this Agreement.

          6.02  Method of Electing Sale; Allocation of Sales. No sale or
                --------------------------------------------
transfer by any Shareholder of any shares of Capital Stock will be valid unless the transferee of such Capital Stock first agrees in writing to be bound by the same terms and conditions that apply to the Shareholder under this Agreement and the Purchase Agreement. In addition, before any shares of Capital Stock held, directly or indirectly, by any Shareholder may be sold or transferred to a Person other than a Related Party, the Shareholder (as such, the "Selling
                                                                  -------
Shareholder") will comply with the following provisions:
-----------

                (a) The Selling Shareholder will deliver or cause to be delivered a written notice (the "Notice of Sale") to each Holder and
                                           --------------
          F-Jotan at least fifteen (15) days prior to making any such sale or transfer. The Company agrees to provide the Selling Shareholder with a list of the names and addresses of each such Holder and F-Jotan for such purpose. The Notice of Sale will include (i) a statement of the Selling Shareholder's bona fide intention to sell or transfer; (ii) the name and address of the prospective transferee (the "Buyer");
                                                                   -----
          (iii) the number of shares of Capital Stock of the Company to be sold or transferred; (iv) the terms and conditions of the contemplated sale or transfer; (v) the purchase price in cash that the Buyer will pay for such shares of Capital Stock; (vi) the expected closing date of the transaction; and (vii) such other information as the Holders may reasonably request to facilitate their decision as to whether or not to exercise the rights granted by this Article VI.
                                                 ----------

                (b) Any Holder receiving the Notice of Sale may elect to participate in the contemplated sale or transfer by exercising either
          (i) its right of first refusal to purchase such Capital Stock pursuant to Section 6.02(c) or (ii), its right to co-sell its Capital Stock
             ---------------
          pursuant to Section 6.02(d). Either of such rights may be exercised in
                      ---------------
          the sole discretion of the Holder by delivering a written notice (an "Election Notice") to the Company and
           ---------------


Shareholder Agreement - Page 6
---------------------
the Selling Shareholder within fifteen (15) days after receipt of such Notice of Sale stating the election of the Holder to exercise either its right of first refusal pursuant to Section 6.02(c) or its right of co-sale pursuant to Section
                                                                        -------
6.02(d).
-------

          (c) Each Holder may elect to treat the Notice of Sale as an irrevocable offer to sell to the Holder up to its pro rata share (determined in a manner consistent with Article II, and including the pro rata share of Capital
                         ----------
Stock not purchased by other Holders) of the number of shares of Capital Stock proposed to be sold to the Buyer on the same per share terms and conditions as stated in the Notice of Sale. Such offer will remain open for a period of fifteen (15) days from delivery to the Shareholder of the Election Notice. Within such fifteen (15) day period, the Holder may elect to accept such offer in whole or in part by delivering to the Selling Shareholder written notice of its irrevocable election to accept such offer. If the Holder irrevocably accepts such offer, the closing of the purchase and sale will occur on or before the twentieth (20th) business day following delivery of the notice of acceptance. At such closing, the Holder will deliver the consideration payable to the order of the Selling Shareholder, against delivery by the Selling Shareholder of the Capital Stock being so purchased, free and clear of all liens, claims, and encumbrances, other than this Agreement, endorsed in good form for transfer to the Holder or its designees. If a Holder does not accept such offer within the fifteen (15) day period specified above, the offer to such Holder will be deemed to have been rejected, and the Selling Shareholder, subject to Section 6.02(d),
                                                               ---------------
will be free to sell or transfer such Capital Stock not purchased by the Holders to the Buyer on the same terms set forth in the Notice of Sale within ninety
(90) days of the expiration of such fifteen (15) day period. If the sale to the Buyer is not so consummated, the terms of this Article VI will again be
                                               ----------
applicable to any sale or transfer of Capital Stock by the Shareholder.

          (d) Each Holder may elect to sell or transfer in the contemplated transaction up to the total of the number of shares of Capital Stock then held by it (including the Issuable Warrant Shares). Promptly after the receipt of an Election Notice exercising such right, the Selling Shareholder will use its best efforts to cause the Buyer to amend its offer so as to provide for the Buyer's purchase, upon the same terms and conditions as those contained in the Notice of Sale, of all of the shares of Capital Stock (including the Issuable Warrant Shares) elected to be sold (the "Co-Sell Shares") in such Election Notices. In
                                 --------------
the event that the Buyer is unwilling to amend its offer to purchase all of the Co-Sell Shares in addition to the shares of Capital Stock described in the related Notice of Sale, if the Selling Shareholder desires to proceed with the sale, the total number of shares that such Buyer is willing to purchase will be allocated to the Selling Shareholder and each Holder having given an Election Notice exercising its right pursuant to this Section 6.02(d) (the "Co-Sellers")
                                             --------------        ----------
in proportion to the aggregate number of shares of Capital Stock (including Issuable Warrant Shares) held by each such Person; provided, however, that no
                                                   --------  -------
such Person will be so allocated a number of shares greater than the number of shares that it has sought to sell to such Buyer in the related Notice of Sale or Election Notice. All Capital Stock sold or transferred by the Selling Shareholder and the Co-Sellers with respect to a single Notice of Sale under
Section 6.02(b) will be sold or transferred to the Buyer in a single closing on
---------------
the terms described in such Notice of Sale, and each such share will



Shareholder Agreement - Page 7
---------------------
        receive the same per share consideration. In the event that the Buyer for whatever reason, declines to purchase any shares from any Holder delivering an Election Notice, then (x) the Selling Shareholder will not be permitted to sell or transfer any shares of Capital Stock to such Buyer and (y) the shares of Capital Stock of the Selling Shareholder that were to have been sold or transferred to the Buyer will be subject to the Holders' right of first refusal pursuant to Section 6.02(c) for a
                                                           ---------------
        period of fifteen (15) days thereafter on the terms and conditions that the Buyer would have purchased such shares of Capital Stock from the Selling Shareholder had it not declined to purchase shares from the Co-Seller under this Section 6.02(d).
                          ---------------

        6.03 Sales to Related Parties.  No sale or transfer of shares of Capital
             ------------------------
Stock by the Shareholder to a Related Party will be subject to the provisions of
Section 6.02; provided, however, that such Related Party first agrees to assume
------------  --------  -------
the obligations of the Shareholder (without relieving the Shareholder of any obligations under this Agreement) under this Agreement with respect to the shares of Capital Stock thereby acquired by it and to be bound by the same terms and conditions that apply to the Shareholder under this Agreement and the Purchase Agreement in a written instrument in a form and substance satisfactory to the Holders.

        6.04   Limitations on Co-Sales; F-Jotan Participation.
               ----------------------------------------------

               (a) Notwithstanding the foregoing, no Holder other than Rice may, without the prior written consent of Rice, exercise its rights to co-sell all or any part of its Capital Stock under this Article VI
                                                                ----------
        unless and until Rice shall have been given any notice described in
        Section 6.01 hereof (the "co-sale notice") prior to or concurrently with
        ------------              --------------
        any other Holder and shall have been given at least ten (10) days from receipt of the co-sale notice to consult with the other Holders about consummating the contemplated sale of their respective Capital Stock on a pro rata basis.

               (b) During such consultations, each Holder shall use reasonable efforts to inform F-Jotan whether such Holder intends to offer its Co-Sell Shares for sale; and, as soon as practicable, such Holder shall advise F-Jotan in writing if it determines not to sell all of the Co-Sale Shares which it is entitled to so sell (such shares to not be sold, the "Opt-Out Shares") under this Article VI. F-Jotan shall then be
             --------------              ----------
        afforded the opportunity to sell a portion of its shares of Capital Stock to the extent of such Opt-Out Shares as though F-Jotan is a Holder under this Article IV with respect thereto and solely for the purposes
                   ----------
        contemplated in this Section 6.04(b);
                             ---------------

        6.05   Termination. This Article VI shall terminate solely with respect
               -----------       ----------
to any Shareholder who is an employee of the Company on the first day of the month next following the date that the Company terminates the employment of such Shareholder, as such an employee, without cause.


Shareholder Agreement - Page 8
---------------------

                                  Article VII
                                   Liquidity

        7.01   Required Registration. At any time, Rice may, upon not more than
               ---------------------
two (2) occasions, make a written request to the Company requesting that the Company effect the registration of a certain number of Registrable Securities pro rata for the accounts of Rice and the Southland Purchasers based upon the respective number of Registrable Securities held by them. If and when Rice makes any such request for registration, it shall use its best efforts to also have included therein the Registrable Securities held by F-Jotan; provided, however, that if the managing underwriter or underwriters, if any, of the offering of the Registrable Securities for which registration has been demanded by Rice advises the Holders that the success of the offering would be materially and adversely affected by the inclusion of Registrable Securities of F-Jotan, then the amount of securities to be registered for the accounts of the Holders shall be reduced first by reducing the Registrable Securities of F-Jotan to be so included in such registration and then by reducing pro rata the Registrable Securities held by Rice and the Southland Purchasers. Notwithstanding the first sentence of this
Section 7.01, the Southland Purchasers or F-Jotan may, by such a written
------------
request, exercise any such demand that Rice has not so requested for the benefit of Rice and the Southland Purchasers under this Section 7.01 on the earliest
                                                ------------
date to occur (the "Cut-Off Date") of (i) the date that Rice no longer owns,
                    ------------
directly or indirectly, any beneficial or other equity interest in respect of the Capital Stock of the Company, (ii) the date which is one hundred eighty
(180) days after all of Rice's Issuable Warrant Shares have been duly registered to permit disposition thereof in the public equity markets, and (iii) March 1, 2002. F-Jotan may, upon not more than one (1) occasion, make an independent written request to the Company requesting that the Company effect the registration of a certain number of Registrable Securities; provided, however,
                                                            --------  -------
that the Cut-Off Date shall have occurred prior to making such request.

        After receipt of any such a request, the Company will, as soon as practicable, notify all Holders of such request and use its best efforts to effect the registration of all Registrable Securities that the Company has been so requested to register by Rice or F-Jotan for sale, all to the extent required to permit the disposition (in accordance with the intended method or methods thereof) of the Registrable Securities so registered. In no event will any Person other than a Holder be entitled to include any shares of Capital Stock in any registration statement filed pursuant to this Section 7.01.
                                                  ------------

        7.02   Incidental Registration. If the Company at any time proposes to
               -----------------------
file on its behalf or on behalf of any of its security holders a registration statement under the Securities Act on any form (other than a registration statement on Form S-4 or S-8 or any successor form unless such forms are being used in lieu of or as the functional equivalent of, registration rights) for any class that is the same or similar to Registrable Securities, it will give written notice setting forth the terms of the proposed offering and such other information as the Holders may reasonably request to all holders of Registrable Securities at least thirty (30) days before the initial filing with the Commission of such registration statement, and offer to include in such filing such Registrable Securities as any Holder may request. Each Holder of any such Registrable Securities desiring to have Registrable Securities registered under this Section 7.02 will advise the Company in writing within thirty (30) days
     ------------
after the date of receipt of such notice from the Company, setting forth the


Shareholder Agreement - Page 9
---------------------
amount of such Registrable Securities for which registration is requested. The Company will thereupon include in such filing the number of Registrable Securities for which registration is so requested, and will use its best efforts to effect registration under the Securities Act of such Registrable Securities.

          Notwithstanding the foregoing, if the managing underwriter or underwriters, if any, of such offering deliver a written opinion to each Holder of such Registrable Securities that the success of the offering would be materially and adversely affected by the inclusion of the Registrable Securities requested to be included, then the amount of securities to be offered for the accounts of Holders will be reduced first by reducing the Registrable Securities
                                    -----
of F-Jotan to be registered in such offering and second pro rata (according to
                                                 ------
the Registrable Securities proposed for registration) to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter or underwriters; provided,
                                                                 --------
however, that if securities are being offered for the account of other Persons
-------
as well as the Company, then with respect to the Registrable Securities intended to be offered by Holders, the proportion by which the amount of such class of securities intended to be offered by Holders is reduced will not exceed the proportion by which the amount of such class of securities intended to be offered by such other Persons (other than the Company) is reduced.

          7.03 Form S-3 Registrations. In addition to the registration rights
               ----------------------
provided in Sections 7.01 and 7.02 above, if at any time the Company is eligible
            -------------     ----
to use Form S-3 (or any successor form) for registration of secondary sales of Registrable Securities, Rice or, after the Cut-Off Date, any Holder of Registrable Securities may request in writing that the Company register shares of Registrable Securities on such form. Upon receipt of such request, the Company will promptly notify all holders of Registrable Securities in writing of the receipt of such request and each such Holder may elect (by written notice sent to the Company within thirty (30) days of receipt of the Company's notice) to have its Registrable Securities included in such registration pursuant to this Section 7.03. Thereupon, the Company will, as soon as practicable, use its
     ------------
best efforts to effect the registration on Form S-3 of all Registrable Securities that the Company has so been requested to register by such Holder for sale. The Company will use its best efforts to qualify and maintain its qualification for eligibility to use Form S-3 for such purposes.

          7.04 Rule 144 Availability. Notwithstanding the foregoing, the Company
               ---------------------
will not be obligated to register any Registrable Securities as to which counsel acceptable to the Holders renders an opinion in form and substance satisfactory to the Holders to the effect that such Registrable Securities are freely saleable without limitation as to volume, manner of sale, or otherwise under Rule 144 under the Securities Act.

          7.05 Registration Procedures.  In connection with any registration of
               -----------------------
Registrable Securities under this Article VII, the Company will, as soon as
                                  -----------
practicable:

          (a) prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become and remain effective until the earlier of such time as all Registrable Securities


Shareholder Agreement - Page 10
---------------------
     subject to such registration statement have been disposed of or the expiration of one hundred eighty (180) days.

          (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities covered by such registration statement until the earlier of such time as all of such Registrable Securities have been disposed of or the expiration of one hundred eighty (180) days (except with respect to registrations effected on Form S-3 or any successor form, as to which no such period shall apply);

          (c) furnish to each Holder such number of copies of the registration statement and prospectus (including, without limitation, a preliminary prospectus) in conformity with the requirements of the Securities Act (in each case including all exhibits) and each amendment or supplement thereto, together with such other documents as any Holder may reasonably request;

          (d) use its best efforts to register or qualify the Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions within the United States and Puerto Rico as each Holder reasonably requests, and do such other acts and things as may be reasonably required of it to enable such holder to consummate the disposition in such jurisdiction of the securities covered by such registration statement;

          (e) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its securities holders, as soon as practicable, an earnings statement covering the period of at least twelve months beginning with the first month after the effective date of such registration statement, which earnings statement will satisfy the provisions of Section 11(a) of the Securities Act;

          (f) provide and cause to be maintained a transfer agent and registrar for Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement;

          (g) if requested by the underwriters for any underwritten offering of Registrable Securities on behalf of a Holder of Registrable Securities pursuant to a registration requested by Rice under Section 7.01, the
                                                        ------------
     Company will enter into an underwriting agreement with such underwriters for such offering, such agreement to contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, provisions with respect to indemnities and contribution as are reasonably satisfactory to such underwriters and the Holders; the Holders on whose behalf Registrable Securities are to be distributed by such underwriters will be parties to any such underwriting agreement and the representations

Shareholder Agreement - Page 11
---------------------
     and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters, will also be made to and for the benefit of such Holders of Registrable Securities; and no Holder of Registrable Securities will be required by the Company to make any representations or warranties to or agreements with the Company or the underwriters other than reasonable and customary representations, warranties, or agreements regarding such Holder, such Holder's Registrable Securities, such Holder's intended method or methods of disposition, and any other representation required by law;

          (h) furnish, at the written request of any Holder, on the date that such Registrable Securities are delivered to the underwriters for sale pursuant to such registration, or, if such Registrable Securities are not being sold through underwriters, on the date that the registration statement with respect to such Registrable Securities becomes effective,
     (i) an opinion in form and substance reasonably satisfactory to such Holders, and addressing matters customarily addressed in underwritten public offerings, of the counsel representing the Company for the purposes of such registration (who will not be an employee of the Company and who will be satisfactory to such Holders), addressed to the underwriters, if any, and to the selling Holders; and (ii) a letter (the "comfort letter") in form and substance reasonably satisfactory to such Holders, from the independent certified public accountants of the Company, addressed to the underwriters, if any, and to the selling Holders making such request (and, if such accountants refuse to deliver the comfort letter to such Holders, then the comfort letter will be addressed to the Company and accompanied by a letter from such accountants addressed to such Holders stating that they may rely on the comfort letter addressed to the Company); and

          (i) during the period when the registration statement is required to be effective, notify each selling Holder of the happening of any event as a result of which the prospectus included in the registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     It will be a condition precedent to the obligation of the Company to take any action pursuant to this Article VII in respect of the Registrable Securities
                            -----------
that are to be registered at the request of any Holder of Registrable Securities that such Holder furnish to the Company such information regarding the Registrable Securities held by such Holder and the intended method of disposition thereof as is legally required in connection with the action taken by the Company. The managing underwriter or underwriters, if any, for any offering of Registrable Securities to be registered pursuant to Section 7.01 or
                                                                ------------
7.03 will be selected by the Holders of a majority of the Registrable Securities
----
being so registered.

     7.06 Allocation of Expenses.  Except as provided in the following sentence,
          ----------------------
the Company will bear all expenses arising or incurred in connection with any of the transactions


Shareholder Agreement - Page 12
---------------------
contemplated by this Article VII, including, without limitation, (a) all
                     -----------
expenses incident to filing with the National Association of Securities Dealers, Inc.; (b) registration fees; (c) printing expenses; (d) accounting and legal fees and expenses; (e) expenses of any special audits or comfort letters incident to or required by any such registration or qualification; and (f) expenses of complying with the securities or blue sky laws of any jurisdictions in connection with such registration or qualification. Each Holder will severally bear the expense of its underwriting fees, discounts, or commissions relating to its sale of Registrable Securities.

     7.07 Listing on Securities Exchange.  If the Company lists any shares of
          ------------------------------
Capital Stock on any securities exchange or on the National Association of Securities Dealers, Inc. Automated Quotation System or similar system, it will, at its expense, list thereon, maintain and, when necessary, increase such listing of, all Registrable Securities.

     7.08 Holdback Agreements.
          -------------------

          (a) If any registration pursuant to Section 7.02 is in connection with
                                              ------------
     an underwritten public offering, each Holder of Registrable Securities agrees, if so required by the managing underwriter, not to effect any public sale or distribution of Registrable Securities (other than as part of such underwritten public offering) during the period beginning seven (7) days prior to the effective date of such registration statement and ending on the one hundred eightieth (180th) day after the effective date of such registration statement; provided, that each Shareholder and each Person
                             --------
     that is an officer, director, or beneficial owner of five percent (5%) or more of the outstanding shares of any class of Capital Stock enters into such an agreement.

          (b) The Company and the Shareholder agree (i) not to effect any public sale or distribution during the period seven (7) days (or such longer period as may be prescribed by Rule 10b-6 under the Exchange Act) prior to the effective date of the registration statement employed in any underwritten public offering and ending on the one hundred eightieth (180th) day after any such registration statement contemplated by Sections
                                                                       --------
     7.01 or 7.03 has become effective, except as part of such underwritten
     ----    ----
     public offering pursuant to such registration statement and except pursuant to securities registered on Forms S-4 or S-8 of the Commission or any successor forms, and (ii) use their best efforts to cause each holder of its equity securities or any securities convertible into or exchangeable or exercisable for any of such securities, in each case purchased from the Company at any time after the date of this Agreement (other than in a public offering), to agree not to effect any such public sale or distribution of such securities during such period.

     7.09 Rule 144.  At all times, the Company will take such action as any
          --------
Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of Registrable Securities without registration pursuant to and in accordance with (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation adopted by the Commission. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.



Shareholder Agreement - Page 13
---------------------

     7.10 Rule 144A.  The Company agrees that, upon the request of any Holder or
          ---------
any prospective purchaser of a Warrant or Warrant Shares designated by a Holder, the Company will promptly provide (but in any case within fifteen (15) days of a request) to such Holder or potential purchaser, the following information:

          (a) a brief statement of the nature of the business of the Company and any Subsidiaries and the products and services they offer;

          (b) the most recent consolidated balance sheets and profit and losses and retained earnings statements, and similar financial statements of the Company for such part of the two preceding fiscal years prior to such request as the Company has been in operation (such financial information will be audited, to the extent reasonably available); and

          (c) such other information about the Company, any Subsidiaries, and their business, financial condition, and results of operations as the requesting Holder or purchaser of such Warrants requests in order to comply with Rule 144A, as amended, and the antifraud provisions of the federal and state securities laws.

The Company hereby represents and warrants to any such requesting Holder and any prospective purchaser of Warrants or Warrant Shares from such Holder that the information provided by the Company pursuant to this Section 7.10 will not
                                                     ------------
contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

     7.11 Limitations on Subsequent Registration Rights.  From and after the
          ---------------------------------------------
date of this Agreement, the Company will not, without the prior written consent of the Holders, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (a) to include such securities in any registration filed under Section
                                                                      -------
7.01, unless under the terms of such agreement, such holder or prospective
----
holder may include such securities in any such registration only to the extent that the inclusion of its securities will not reduce the amount of the Registrable Securities of the Holders that is included or (b) to make a demand registration that could result in such registration statement being declared effective prior to the effectiveness of the first registration statement effected under Section 7.01 or within one hundred twenty (120) days of the
               ------------
effective date of any registration effected pursuant to Section 7.01.
                                                        ------------

     7.12 Exchange Rights.  At the option of any Holder, any such Holder may
          ---------------
exchange its Warrant or Warrant Shares for fully paid and nonassessable shares (calculated as to each exchange to the nearest one-thousandth (1/1000) of a share and rounded upward) of common stock of any Affiliate or Subsidiary of the Company that on the date of receipt of the Exchange Notice has a class of capital stock registered under section 12 of the Exchange Act or within one year and 120 days will have a class of capital stock so registered (not subject to an effective stock pledge to an agent for the benefit of the Senior Lenders) (such Affiliate or Subsidiary will be


Shareholder Agreement - Page 14
---------------------
referred to in this Agreement as the "Exchange Company" and the common stock
                                      ----------------
of such Affiliate or Subsidiary will be referred to in this Agreement as "Exchange Common Stock"). Each $1,000 worth of Warrants or Warrant Shares
 ---------------------
(valued at Fair Market Value on the date the Exchange Notice was sent), will be exchangeable for $1,000 worth of Exchange Common Stock (valued at Fair Market Value on the date that the Exchange Notice was sent). To exchange Warrants or Warrant Shares into Exchange Common Stock, the Holder will surrender at the principal office of the Exchange Company the Warrants or certificate or certificates evidencing the Warrant Shares duly endorsed or assigned to the Company, and give written notice to the Company at such office that it elects to exchange such Warrants or Warrant Shares (the "Exchange Notice"). Warrants or
                                               ---------------
Warrant Shares will be deemed to have been exchanged immediately prior to the close of business on the day of the surrender for exchange in accordance with the foregoing provisions, and the Person or Persons entitled to receive the Exchange Common Stock issuable upon any such exchange will thereupon be treated for all purposes as the record holder or holders of the Exchange Common Stock. As promptly as practicable on or after the exchange date, the Exchange Company will issue and deliver a certificate or certificates for the number of full shares of Exchange Common Stock issuable upon exchange to the Person or Persons entitled to receive such shares. Upon exchange of any Issued Warrant Shares, the Company will pay or make with respect to Issued Warrant Shares any dividends or other distributions that have been declared on the Warrant Shares in kind or cash, as the case may be. If any Holder exchanges its Warrants or Warrant Shares for shares of Exchange Common Stock pursuant to this Section 7.12, such Holder
                                                     ------------
will have all of the rights set forth in this Article VII except that for the
                                              -----------
purposes of this Article VII the term "Company" will refer instead to the
                 -----------
Exchange Company and the term "Registrable Securities" will refer to the shares of Exchange Common Stock held by such Holder.


     7.13   Other Rights.  The Company will not grant to any person any
            ------------
registration rights without the consent of the Holders.

                                 Article VIII
                                   Directors

     8.01   Voting Agreement.  To ensure compliance with this Article VIII,
            ----------------                                  ------------
each of the Shareholder, Rice, the Southland Purchasers and F-Jotan hereby irrevocably covenants and agrees to vote, or give or withhold consent with respect to, all shares of Capital Stock now owned or later acquired by each of them, all in accordance with the terms of this Article VIII. A counterpart of
                                               ------------
this Agreement will be deposited with the Company at its principal place of business or registered office and will be subject to the same right of examination by a shareholder of the Company, in person or by agent or attorney, as are the books and records of the Company.

     8.02   Board of Directors.  (a)  So long as the provisions of this
            ------------------
Article VIII remain in effect, each (now or hereafter) party to this Agreement
------------
other than Rice will, at the request of Rice or its designees, vote, or give or withhold consent with respect to, all shares of Capital Stock now owned or later acquired by such party so that at all times each and every individual designated by Rice or its respective designees in accordance with (and subject to the limitations in) Section 4.11 of the Purchase Agreement will be a director of the
                ------------
Company; provided, however, that Rice will not have any obligation to designate
         -----------------
or cause any individual to serve on


Shareholder Agreement - Page 15
---------------------
the board of directors of the Company. No director designated by Rice or its designee may be removed without the prior written consent of Rice.


            (b) So long as the provisions of this Article VIII remain in
                                                  ------------
effect, each (now or hereafter) party to this Agreement other than the Southland Purchasers will, at the request of the Southland Purchasers or its designee, vote, or give or withhold consent with respect to, all shares of Capital Stock now owned or later acquired by such party so that at all times the one individual designated by the Southland Purchasers or their respective designee in accordance with Section 4.11 of the Purchase Agreement (which may be
                   ------------
F-Jotan or its designee) will be a director of the Company; provided, however,
                                                            --------  -------
that the Southland Purchasers will not have any obligation to designate or cause any individual to serve on the board of directors of the Company. No director designated by the Southland Purchasers or its designee may be removed without the prior written consent of the Southland Purchasers and F-Jotan.

          (c) Any Purchaser or F-Jotan may, at any time, terminate its rights under this Article VIII by providing written notice of such termination to the
           ------------
Company.

  8.03     Termination.  The obligations contained in this Article VIII shall
           -----------
terminate, solely with respect to any Shareholder who is an employee of the Company, on the first day of the month next following the date that the Company terminates the employment of such Shareholder, as such an employee, without cause.

                                  Article IX
                   Representations and Warranties; Covenants

  9.01     Representations and Warranties and Covenants of the Company and the
           -------------------------------------------------------------------
Shareholder. Each of the representations and warranties set forth in Section
-----------                                                          -------
3.01 of the Purchase Agreement and each of the covenants set forth in Article IV
----                                                                  ----------
of the Purchase Agreement are hereby restated and incorporated by reference in this Agreement as though set forth in this Agreement, and is made by the Company and the Shareholder as made in the Purchase Agreement for the benefit of each Purchaser.

   9.02    Representations and Warranties of the Purchaser. Each of the
           -----------------------------------------------
representations and warranties of each Purchaser set forth in Section 3.02 of
                                                              ------------
the Purchase Agreement is hereby restated and incorporated by reference in this Agreement as though set forth in this Agreement for the benefit of the Company and the Shareholder.

                                   Article X
                                  Conditions

          The obligations of each Purchaser to effect the transactions contemplated by this Agreement are subject to the following conditions:



Shareholder Agreement - Page 16
---------------------

   10.01   Note Agreement and Purchase Agreement Conditions.  All of the
           ------------------------------------------------
conditions precedent to the obligations of each Purchaser under the Note Agreement and the Purchase Agreement will have been satisfied in full or waived.

   10.02   Proceedings.  All proceedings taken in connection with the
           -----------
transactions contemplated by this Agreement, and all documents necessary to the consummation thereof, will be reasonably satisfactory in form and substance to each Purchaser and its counsel, and each Purchaser and its counsel will have received copies (executed or certified as may be appropriate) of all documents, instruments, and agreements that such Purchaser or its counsel may request in connection with the consummation of such transactions.

                                  Article XI
                                 Miscellaneous

   11.01   Indemnification.  In addition to any other rights or remedies to
           ---------------
which each Purchaser and the Holders may be entitled, the Company and the Shareholder (solely with respect to the representations and warranties made by him herein) severally but not jointly agree to and will indemnify and hold harmless each Purchaser, the Holders, and their Affiliates and their respective successors, assigns, officers, directors, managers, employees, attorneys, and agents (individually and collectively, an "Indemnified Party") from and against
                                           -----------------
any and all losses, claims, obligations, liabilities, deficiencies, diminutions in value, penalties, causes of action, damages, out-of-pocket costs, including, without limitation, all such costs of directors of the Company incurred in performing duties or services for or on behalf of the Company, reasonable attorneys' fees, and expenses (including, without limitation, costs and expenses of investigation and defense, attorneys' fees and expenses) including, without limitation, those arising out of the contributory negligence of any Indemnified Party, that any Indemnified Party may suffer, incur, or be responsible for, arising or resulting from, to the extent applicable, any misrepresentation, breach of warranty, or nonfulfillment of any agreement made by or on the part of the Company or made by the Shareholder (solely with respect to the representations and warranties made by him herein) under this Agreement, the Purchase Agreement, or the other Purchase Documents, the Acquisition Agreement (each as defined in Section 11.1 of the Note Agreement) or under any other agreement to which the Company or the Shareholder is a party in connection with the transactions contemplated by this transaction, or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by the Company to the Purchaser or the Holders under this Agreement. The foregoing indemnification includes any such claims, actions, damages, costs and expenses incurred by reason of the contributory negligence of the Person to be indemnified, but excludes any of the same incurred by reason of such Person's gross negligence or willful misconduct and shall survive the expiration of this Agreement or the irrevocable sale by each Purchaser of its interests in, or the repayment of its loans to, the Company.

   11.02   Default.  It is agreed that a violation by any party of the terms
           -------
of this Agreement cannot be adequately measured or compensated in money damages, and that any breach or threatened breach of this Agreement by a party to this Agreement would do irreparable injury to the nonbreaching party. It is, therefore, agreed that in the event of any breach or threatened


Shareholder Agreement - Page 17
---------------------
breach by a party to this Agreement of the terms and conditions set forth in this Agreement, the nondefaulting party will be entitled, in addition to any and all other rights and remedies that it may have in law or in equity, to apply for and obtain injunctive relief requiring the defaulting party to be restrained from any such breach, or threatened breach or to refrain from a continuation of any actual breach.


   11.03   Integration.  This Agreement, the Note Agreement and the Purchase
           -----------
Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all previous written, and all previous or contemporaneous oral, negotiations, understandings, arrangements, and agreements. This Agreement may not be amended or supplemented except by a writing signed by Company, the Shareholder, and each Holder.

   11.04   Headings.  The headings in this Agreement are for convenience and
           --------
reference only and are not part of the substance of this Agreement. References in this Agreement to Sections and Articles are references to the Sections and Articles of this Agreement unless otherwise specified.

   11.05   Severability.  The parties to this Agreement expressly agree that
           ------------
it is not their intention to violate any public policy, statutory or common law rules, regulations, or decisions of any governmental or regulatory body. If any provision of this Agreement is judicially or administratively interpreted or construed as being in violation of any such policy, rule, regulation, or decision, the provision, section, sentence, word, clause, or combination thereof causing such violation will be inoperative (and in lieu thereof there will be inserted such provision, sentence, word, clause, or combination thereof as may be valid and consistent with the intent of the parties under this Agreement) and the remainder of this Agreement, as amended, will remain binding upon the parties to this Agreement, unless the inoperative provision would cause enforcement of the remainder of this Agreement to be inequitable under the circumstances.


   11.06   Notices.  Whenever it is provided herein that any notice, demand,
           -------
request, consent, approval, declaration, or other communication be given to or served upon any of the parties by another, such notice, demand, request, consent, approval, declaration, or other communication will be in writing and will be deemed to have been validly served, given, or delivered (and "the date of such notice" or words of similar effect will mean the date) five (5) days after deposit in the United States mails, certified mail, return receipt requested, with proper postage prepaid, or upon receipt thereof with written acknowledgment of receipt (whether by non-certified mail, telecopy, telegram, express or hand delivery, or otherwise), whichever is earlier, and addressed to the party to be notified as follows:

     If to the Rice, at: Address of Rice beneath the name of Rice on the signature pages of this Agreement

     If to F-Jotan, at:  Address of F-Jotan beneath the name of F-Jotan on the signature pages of this Agreement



Shareholder Agreement - Page 18
---------------------
     with courtesy copies to:    Hughes & Luce, L.L.P.
                                 1717 Main Street
                                 Suite 2800
                                 Dallas, Texas  75201
                                 Attn: Larry A. Makel, Esq.
                                 Fax:  214-939-6100

     If to the Company, at:      Jotan, Inc.
                                 118 West Adams Street
                                 Jacksonville, Florida  32202
                                 Attn:  President
                                 Fax:  (904) 353-0075

     with courtesy copies to:    Wyrick, Robins, Yates & Ponton, L.L.P.
                                 4101 Lake Boone Trail, Suite 300
                                 Raleigh, North Carolina  27607-7506
                                 Attn:  James M. Yates, Jr.
                                 Fax:  (919) 781-4865

     with courtesy copies to:    Alston & Bird, L.L.P.
                                 One Atlanta Center
                                 1201 W. Peachtree Street
                                 Atlanta, Georgia  30309-3424
                                 Attn:  Stephen A. Opler
                                 Fax:  (404) 881-7777


     If to the Shareholder, at:  Address of such Shareholder beneath the name of such Shareholder on the signature pages of this Agreement or to such other address as each party may designate for itself by like notice. Notice to any Holder other than the Purchaser will be delivered as set forth above to the address shown on the stock transfer books of the Company or the Warrant Register unless such Holder has advised the Company in writing of a different address to which notices are to be sent under this Agreement.

     Failure or delay in delivering the courtesy copies of any notice, demand, request, consent, approval, declaration, or other communication to the persons designated above to receive copies of the actual notice will in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration, or other communication.

     No notice, demand, request, consent, approval, declaration, or other communication will be deemed to have been given or received unless and until it sets forth all items of information required to be set forth therein pursuant to the terms of this Agreement.


Shareholder Agreement - Page 19
---------------------

     11.07  Successors.  This Agreement will be binding upon and inure to the
            ----------
benefit of the parties and their respective successors and permitted assigns; provided, however, that no sale, assignment or other transfer by any party to
--------  -------
this Agreement of any of its Capital Stock or rights hereunder to another Person will be valid and effective unless and until the transferee or assignee first agrees in writing to be bound by the terms and conditions of this Agreement and the Purchase Agreement, and the agreements and instruments related hereto and thereto, in a form and substance reasonably satisfactory to the Company.

     11.08  Remedies.  The failure of any party to enforce any right or remedy
            --------
under this agreement, or to enforce any such right or remedy promptly, will not constitute a waiver thereof, nor give rise to any estoppel against such party, nor excuse any other party from its obligations under this Agreement. Any waiver of any such right or remedy by any party must be in writing and signed by the party against which such waiver is sought to be enforced.

     11.09  Survival.  All warranties, representations, and covenants made by
            --------
any party in this Agreement or in any certificate or other instrument delivered by such party or on its behalf under this Agreement will be considered to have been relied upon by the party to which it is delivered and will survive the Closing Date, regardless of any investigation made by such party or on its behalf. All statements in any such certificate or other instrument will constitute warranties and representations under this Agreement.

     11.10  Fees.  Any and all fees, costs, and expenses, of whatever kind and
            ----
nature, including attorneys' fees and expenses, incurred by the Holders in connection with the defense or prosecution of any actions or proceedings arising out of or in connection with this Agreement will, to the extent provided in this Agreement, be borne and paid by the Company within ten (10) days of demand by the Holders.

     11.11  Counterparts.  This Agreement may be executed in any number of
            ------------
counterparts, which will individually and collectively constitute one agreement.

     11.12  Other Business.  It is understood and accepted that each Purchaser,
            --------------
the Holders, and their Affiliates have interests in other business ventures that may be in conflict with the activities of the Company and that nothing in this Agreement will limit the current or future business activities of such parties whether or not such activities are competitive with those of the Company. The Company and the Shareholder agree that all business opportunities available to them in any field substantially related to the business of the Company will be pursued exclusively through the Company.

     11.13  Choice of Law.  THIS AGREEMENT WILL BE DEEMED TO HAVE BEEN MADE IN
            -------------
JACKSONVILLE, FLORIDA AND WILL BE INTERPRETED AND THE RIGHTS OF THE PARTIES DETERMINED IN ACCORDANCE WITH THE LAWS OF THE UNITED STATES APPLICABLE THERETO AND THE INTERNAL LAWS OF THE STATE OF FLORIDA APPLICABLE TO AN AGREEMENT EXECUTED, DELIVERED AND PERFORMED THEREIN WITHOUT GIVING EFFECT TO THE CHOICE-OF-LAW RULES THEREOF OR ANY OTHER

Shareholder Agreement - Page 20
---------------------

PRINCIPLE THAT COULD REQUIRE THE APPLICATION OF THE SUBSTANTIVE LAW OF ANY OTHER JURISDICTION.

     11.14  Nominees for Beneficial Owners.  In the event that any Registrable
            ------------------------------
Securities are held by a nominee for the beneficial owner of such Registrable Securities, the beneficial owner of Registrable Securities may, at its election, be treated as the Holder of such Registrable Securities for purposes of any request or other action by any Holder or Holders of Registrable Securities pursuant to this Agreement or any determination of any number or percentage of shares of Registrable Securities held by any Holder or Holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities. In no event will a Holder be required to exercise its Warrant as a condition to the registration of such Warrant or Registrable Securities thereunder.

     11.15  Fiduciary Duties.  The Company acknowledges and agrees that, for so
            ----------------
long as any Warrant is outstanding and regardless of whether the Holder has exercised any portion of this its Warrant, (a) the officers and directors of the Company will owe the same duties (fiduciary and otherwise) to the Holder as are owed to a stockholder of the Company and (b) the Holder will be entitled to all rights and remedies with respect to such duties or that are otherwise available to a stockholder of the Company under the Florida General Corporation Law, as amended from time to time.

     11.16  Duties Among Holders.  Each Holder agrees that no other Holder will
            --------------------
by virtue of this Agreement be under any fiduciary or other duty to give or withhold any consent or approval under this Agreement or to take any other action or omit to take any action under this Agreement, and that each other Holder may act or refrain from acting under this Agreement as such other Holder may, in its discretion, elect.

     11.17  Confidentiality.  Each Holder agrees to keep confidential any
            ---------------
information delivered by the Company to such Holder under this Agreement that the Company clearly indicates in writing to be confidential information; provided, however, that nothing in this Section 11.17 will prevent such Holder
--------  -------                       -------------
from disclosing such information (a) to any Affiliate of such Holder or any actual or potential purchaser, participant, assignee, or transferee of such Holder's rights or obligations hereunder that agrees to be bound by the terms of this Section 11.17, (b) upon order of any court or administrative agency, (c)
     -------------
upon the request or demand of any regulatory agency or authority having jurisdiction over such Holder, (d) that is in the public domain, (e) that has been obtained from any Person that is not a party to this Agreement or an Affiliate of any such party without breach by such Person of a confidentiality obligation known to such Holder, (f) in connection with the exercise of any remedy under this Agreement, or (g) to the certified public accountants for such Holder. The Company agrees that such Holder will be presumed to have met its obligations under this Section 11.17 to the extent that it exercises the same
                       -------------
degree of care with respect to information provided by the Company as it exercises with respect to its own information of similar character.



Shareholder Agreement - Page 21
---------------------

     11.18  Termination and Release of Prior F-Jotan Agreements.  F-Jotan, the
            ---------------------------------------------------
Company and the Investors (as defined below) hereby agree that, for good and valuable consideration, receipt of which is hereby acknowledged, including obtaining the rights set forth hereinabove and in the other Purchase Documents, each of them hereby terminates, as of the date hereof, all of its rights, remedies, indemnities, benefits, priorities and privileges, howsoever described, in respect of the Company under the Prior Series A Documents and forever releases the Company, as of the date hereof, from all obligations to it thereunder. The "Prior Series A Documents" shall mean and refer to (i) that certain Series A Convertible Preferred Stock Purchase Agreement, dated as of May 16, 1996, among the Company, F-Jotan and the Investors listed in Exhibit A to such agreement (the "Investors"), (ii) that certain Investors Rights Agreement, dated as of May 16, 1996, among the Company, the holders of the Series A Convertible Preferred Stock and the Investors, (iii) that certain Stockholder Agreement, dated as of May 16, 1996, among the Company, the holders of the Company's common stock listed on the signature pages to such agreement and the Investors, and (iv) all agreements, instruments, documents and certificates, including Stock Certificate Pa-1 For 1,265,823 Shares Of Series A Preferred, executed and delivered and/or filed in connection therewith, including without limitation, the Articles of Amendment of the Restated Articles of Incorporation of the Company dated May 15, 1996.



Shareholder Agreement - Page 22
---------------------

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

                                 COMPANY:
                                 -------

                                 JOTAN, INC.


                                 BY:  /s/ Shea E. Ralph
                                    ------------------------
                                 NAME: Shea E. Ralph
                                      ----------------------
                                 TITLE: President
                                       ---------------------

                                 118 West Adams Street
                                 Jacksonville, Florida  32201
                                 Attn:  President
                                 Fax:  (904) 343-0075



Shareholder Agreement - Page 23
---------------------

                                 RICE:
                                 ----

                                 RICE PARTNERS II, L.P.

                                 By:  Rice Capital Group IV, L.P.,
                                      Its general partner

                                    By:  RMC Fund Management, L.P.,
                                         Its general partner

                                         By:  Rice Mezzanine Corporation,
                                              Its general partner

                                              By: /s/ Jeffrey P. Sangalis
                                                 -------------------------
                                              Name:   Jeffrey P. Sangalis
                                              Its:    Managing Director

                                    5847 San Felipe, Suite 4350
                                    Houston, Texas  77057
                                    Attn:  Jeffrey P. Sangalis
                                    Fax:  (713) 783-9750

                                 OWNED ON CLOSING DATE:

                                 None         Shares of Series A Convertible
                                              Preferred Stock

                                 40,000       Shares of Series B Redeemable
                                              Preferred Stock

                                 None         Shares of Common Stock

                                 2,515,203    Warrant A-1 Shares

                                 9,581,726    Warrant A-2 Shares




Shareholder Agreement - Page 24
---------------------

                                 F-JOTAN, L.L.C.


                                 By: Franklin Street/Fairview Capital, L.L.C.,
                                     its manager

                                     By: Franklin Capital, L.L.C.,
                                         its manager


                                         By:  /s/ Jeremiah M. Callahan
                                             -------------------------
                                              Jeremiah M. Callahan,
                                              Manager

                                 702 Oberlin Road
                                 Suite 150
                                 Raleigh, North Carolina  27605
                                 Attn:  James D. Lumsden
                                 Facsimile:  (919) 743-2501

                                 OWNED ON CLOSING DATE:

                                 1,329,357    Shares of Series A  Convertible
                                              Preferred Stock

                                 None         Shares of Common Stock

                                 None         Other Equity Interests





Shareholder Agreement - Page 25
---------------------

                                 THE SOUTHLAND PURCHASERS:

                                 F-SOUTHLAND, L.L.C.


                                 By: Franklin Street/Fairview Capital, L.L.C.,
                                     its manager

                                     By: Franklin Capital, L.L.C,
                                         its manager


                                         By: /s/ Jeremiah M. Callahan
                                             ----------------------------
                                              Jeremiah M. Callahan,
                                              Manager

                                 702 Oberlin Road
                                 Suite 150
                                 Raleigh, North Carolina  27605
                                 Attn:  James D. Lumsden
                                 Facsimile:  (919) 743-2501

                                 OWNED ON CLOSING DATE:

                                 None         Shares of Series A Convertible
                                              Preferred Stock

                                 5,000        Shares of Series B Redeemable
                                              Preferred Stock

                                 None         Shares of Common Stock

                                 359,315      Warrant B-1 Shares

                                 1,197,716    Warrant B-2 Shares










Shareholder Agreement - Page 26
---------------------

                                 FF-SOUTHLAND, L.P.

                                 By:FSFC Associates, L.P.,
                                    Its general partner

                                    By:  Franklin Capital, L.L.C.,
                                         Its general partner

                                         By: /s/ Jeremiah M. Callahan
                                            --------------------------
                                              Jeremiah M. Callahan,
                                              Manager

                                 702 Oberlin Road
                                 Suite 150
                                 Raleigh, North Carolina  27605
                                 Attn:  James D. Lumsden
                                 Facsimile:  (919) 743-2501

                                 OWNED ON CLOSING DATE:

                                 None         Shares of Series A
                                              Convertible Preferred Stock

                                 5,000        Shares of Series B
                                              Redeemable Preferred Stock

                                 None         Shares of Common Stock

                                 359,315      Warrant C-1 Shares

                                 1,197,716    Warrant C-2 Shares






Shareholder Agreement - Page 27
---------------------

                                SHAREHOLDER:
                                -----------


                                 David Freedman

                                  /s/ David Freedman
                                 --------------------------------

                                 OWNED ON CLOSING DATE:

                                 None         Shares of Common Stock
                                              Owned on Closing Date

                                 275,000      Common Stock Options


                                 Shea E. Ralph


                                  /s/ Shea E. Ralph
                                 --------------------------------

                                 OWNED ON CLOSING DATE:

                                 950,000      Shares of Common Stock
                                              Owned on Closing Date

                                 33,000       Common Stock Options






Shareholder Agreement - Page 28
---------------------